Exhibit 99.3

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

PRESS RELEASE, 16 December 2015 (CET)

CareDx Announces a Recommended Public Offer to All Shareholders in Allenex — creating an international pre- and post-transplantation diagnostics company with strong presence and direct distribution in both US and Europe

CareDx, Inc. (NASDAQ: CDNA) – CareDx, Inc. (“CareDx”), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value surveillance solutions for transplant patients, announces a recommended public offer to the shareholders of Allenex AB (“Allenex”) to tender all their shares in Allenex (the “Offer”). Allenex shares are listed on Nasdaq Stockholm (OMX).

The combination of CareDx and Allenex will create an international transplantation diagnostics company with product offerings along the pre-post transplantation continuum. The Ollerup SSP line and AlloMap are foundational diagnostics which are well recognized by the transplant community. The combined company will have presence and direct distribution channels in the US and Europe.

The offer in brief

•	The shareholders in Allenex, other than Midroc Invest AB, FastPartner AB and Xenella Holding AB, controlling approximately 78 percent of the shares in Allenex, (the “Majority Shareholders”) are offered an all cash alternative (the “All Cash Alternative”) or a mixed consideration alternative (the “Mixed Consideration Alternative”). The Majority Shareholders are offered and have agreed to sell their shares in Allenex in the offer for a mixed consideration alternative which includes a contingent deferred cash component which if paid in full is identical to the consideration offered in the Mixed Consideration Alternative (the “Deferred Consideration Alternative”).

•	All Cash Alternative: CareDx offers each shareholder in Allenex, other than the Majority Shareholders, a cash consideration of SEK 2.50 per Allenex share. The All Cash Alternative corresponds to a total offer value of approximately SEK 300.7 million.[1]

[1]	Based on 120,288,448 outstanding Allenex shares.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

•	Mixed Consideration Alternative: CareDx offers each shareholder in Allenex, other than the Majority Shareholders, a cash consideration of SEK 1.731 per Allenex share and 0.01298 CareDx Shares per Allenex share. The Mixed Consideration Alternative values each Allenex share at approximately SEK 2.42 and corresponds to a total offer value of approximately SEK 291.1 million.[2]

•	Deferred Consideration Alternative: CareDx offers the Majority Shareholders, and the Majority Shareholders have agreed to sell their shares in Allenex in the offer for (i) 0.01298 CareDx Shares per Allenex share and (ii) an initial cash payment of 1.191 per Allenex Share (the “Initial Cash Payment”) and (iii) up to SEK 0.540 per Allenex share as potential additional cash payments based on the achievement of certain commercial and financial milestones (the “Milestones”) in the fourth quarter 2015 and over the course of 2016 (the “Contingent Cash Payments”)[3].

•	The agreement by the Majority Shareholders to sell their shares in Allenex in the offer is subject only to the Offer being declared unconditional no later than on 8 April 2016.

•	The price offered for the shares based on the All Cash Alternative represents a premium of approximately 24 percent compared to the closing share price of SEK 2.02 for the Allenex share on Nasdaq Stockholm on 15 December 2015, the last trading day prior to the announcement; and 17 percent compared to the volume-weighted average trading price over the 30 calendar days ending on 15 December 2015 of SEK 2.14.

•	The price offered for the shares implied by the Mixed Consideration Alternative represents a premium of approximately 20 percent compared to the closing price of SEK 2.02 for the Allenex share on Nasdaq Stockholm on 15 December 2015, the last trading day prior to the announcement; and 13 percent compared to the volume-weighted average trading price over the 30 calendar days ending on 15 December 2015 of SEK 2.14.

[2]	The implied offer value of SEK 2.42 per Allenex share and total offer value of SEK 291.1 million are based on i) a SEK/USD exchange rate of 8.4990 as of 15 December 2015, ii) the closing price for CareDx shares of USD 6.25 as of 15 December 2015 (the last trading day prior to announcement of the Offer), and iii) 120,288,448 outstanding Allenex shares.
[3]	The total value of the Initial Cash Payment and the Contingent Cash Payments together will not under any circumstances exceed 1.731 per Allenex share but may be lower, should one or more Milestones not be achieved. Thus, the value of the Deferred Consideration Alternative will as a maximum correspond to the value of the Mixed Offer Consideration Alternative.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

•	The Allenex Board of Directors unanimously recommends that Allenex shareholders accept the Offer.[4]

•	The Offer is not subject to any financing conditions. CareDx will fund the cash portion of the Offer by utilizing available cash.

•	The Offer does not require pre-clearance filing with competition authorities.

•	The initial acceptance period of the Offer is expected to run from 10 February 2016 – 2 March 2016.

Comments from CareDx

“Allenex is an ideal strategic fit for CareDx. Both organizations have well established products, strong relationships with transplant centers in key regions and a long tenure in transplant care,” said Peter Maag, PhD, Chief Executive Officer and President of CareDx. “Through this acquisition, we are executing on our growth strategy. The combined company will offer the opportunity for new product development in a complex and costly area of healthcare. We are excited by the prospect of leveraging our shared cultures of patient centricity and continued innovation. The combined company will have outstanding talent with deep expertise in transplantation from both organizations,” Mr. Maag concluded.

Comments from Allenex and the Majority Shareholders

“Allenex is a leader in HLA testing led by our flagship Olerup test to match transplant recipients with donor organs. I am thrilled by the opportunity to combine Allenex with CareDx”, said Anders Karlsson, CEO of Allenex. “CareDx’ focus on improving the lives of transplant recipients through surveillance testing like AlloMap complements well with our products. Our combination will offer patients and clinicians a broader range of transplant diagnostic offerings, which should strengthen the ability to provide long-term and truly personalized patient care.”

“The Board of Directors of Allenex has unanimously decided to recommend the offer from CareDx. It is our assessment that Allenex and CareDx complement each other well, both geographically and in terms of product portfolios. We have also, in our overall assessment, considered the prospects for Allenex to operate as an independent company and the risks associated therewith. We have concluded that the combination of the two companies will allow Allenex to best realize its potential,” said Anders Williamsson, chairman of the Allenex Board.

[4]	Since the Majority Shareholders have agreed to sell their shares in connection with the Offer (please see “Undertaking to accept the Offer” below), Oscar Ahlgren, Director of the Board of Directors of Midroc Invest AB and Xenella Holding AB, and Sven-Olof Johansson, CEO and main shareholder of Fastpartner AB and Director of the Board of Directors of Xenella Holding AB, have, due to conflict of interests, based on the above mentioned commitments, not participated in the preparations and issues related to the Offer in the Allenex Board of Directors. All other members of the Board of Directors of Allenex, all of which are independent of the company, the management and the major shareholders in the company, have participated in the handling of the issue and the Board of Directors has therefore been quorate.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

“We believe in the long-term strategic rationale and industrial logic of the combination of Allenex and CareDx, creating a stronger global company in transplant diagnostics,” stated Oscar Ahlgren, Director of the Board of Directors of Midroc Invest AB and Xenella Holding AB, and Sven-Olof Johansson, CEO and main shareholder of Fastpartner AB and Director of the Board of Directors of Xenella Holding AB.

Background and reasons

The combination of CareDx and Allenex will create an international transplantation diagnostics company with strong presence and direct distribution in both the US and Europe. It is anticipated that CareDx’ and Allenex’ complementary geographies and product portfolios create a pre-post transplantation continuum, giving the combined company a strategic advantage to address the breadth of the international transplantation diagnostics market.

•	The combination will create commercial channel synergies with opportunities to cross-sell CareDx’ and Allenex’ products since the product portfolios often address the same organ transplant patient and the same hospital transplant centers.

•	Furthermore, the combined company will share a strong technology and innovation platform within both traditional sequencing and Next-Generation Sequencing (“NGS”), which would allow for the development of new outcome-oriented personalized patient management solutions.

•	The goal is to create an international transplant diagnostics company with the vision to transform long-term patient care by offering personalized management solutions building on insights from clinical diagnostics.

Management and employees

CareDx recognizes the skills and capabilities of the management and employees of Allenex and does not intend to make any material changes to Allenex’ employees or to Allenex’ existing organization and operations, including the terms of employment and locations of the business.

The Offer

All Cash Alternative

Shareholders in Allenex, other than the Majority Shareholders, will be able to tender their shares for an all cash consideration of SEK 2.50 per Allenex share.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

The Mixed Consideration Alternative

Alternatively, CareDx offers each shareholder in Allenex, other than the Majority Shareholders, the following:

•	SEK 1.731 per Allenex share (the “Cash Component”); and

•	0.01298 CareDx Shares per Allenex share (the “Common Stock Component”).

This Mixed Consideration Alternative values each Allenex share at SEK 2.42.5

The Deferred Consideration Alternative

The Majority Shareholders are offered, and have accepted to sell their shares in Allenex in the offer, for:

•	The Initial Cash Payment of SEK 1.191 per Allenex share;

•	The Contingent Cash Payments of up to SEK 0.540 per Allenex share, subject to achieving certain commercial and financial milestones in the fourth quarter of 2015 and over the course of 2016; and

•	0.01298 CareDx Shares per Allenex share.

The consideration under the Deferred Consideration Alternative, assuming all Milestones are achieved, is identical to the Mixed Consideration Alternative and therefore values each Allenex share at SEK 2.426.

If Allenex pays dividends, or makes any other distributions to its shareholders, with a record date occurring prior to the settlement of the Offer, the Offer consideration will be reduced accordingly.

If the Offer is accepted in its entirety under the Mixed Consideration Alternative and together with the Deferred Consideration Alternative, 1,561,344 CareDx Shares will be issued under the Offer, corresponding to approximately 13.1 percent of the CareDx shares outstanding. Following completion of the Offer, if accepted by the non-Majority Shareholders under the Mixed Consideration Alternative in its entirety and by the Majority Shareholders under the Deferred Consideration Alternative, former Allenex shareholders will hold CareDx Shares representing approximately 11.6 percent of the outstanding shares of and voting power in the combined company.7

[5]	The implied offer value of SEK 2.42 per Allenex share is based on i) a SEK/USD exchange rate of 8.4990 as of 15 December 2015, ii) the closing price for CareDx shares of USD 6.25 as of 15 December 2015 (the last trading day prior to announcement of the Offer), and iii) 120,288,448 outstanding Allenex shares.
[6]	See note 5.
[7]	Based on 120,288,448 outstanding shares in Allenex and 11,902,363 outstanding shares in CareDx.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

Only whole CareDx Shares will be delivered to Allenex shareholders who accept the Offer. Fractions of shares will be combined and sold on the NASDAQ Global Select Market on behalf of the Allenex shareholders concerned, and the average net proceeds will thereafter be distributed among such shareholders in relation to the size of each shareholder’s fraction of a CareDx Share.

CareDx has not paid any cash dividends on its common stock and does not currently intend to pay any cash dividends on common stock in the near future.8

No commission will be charged in respect of the settlement of the Allenex shares tendered to CareDx under the Offer.

For the Allenex shares that are tendered for the Common Stock Component under the Mixed Consideration Alternative, no immediate Swedish tax consequences should arise for individual shareholders of Allenex under certain roll-over relief provisions. Provided that these provisions apply, the tax basis of the divested shares in Allenex will be carried over to the shares in CareDx (i.e., the shares in CareDx will for tax purposes be deemed to have been acquired for an amount equal to the tax basis in the divested shares in Allenex). No immediate Swedish tax consequences should arise for limited liability companies for the Common Stock Component under the Mixed Consideration Alternative, or for the sale of Allenex shares in exchange for CareDx shares pursuant to the Deferred Consideration Alternative, under certain tax deferral provisions. Provided that these provisions apply, a limited liability company may claim a tax deferral of a gain realized on the divestment of Allenex shares in exchange for CareDx shares. For the Allenex shares that are tendered i) for the Cash Component under the Mixed Consideration Alternative and the Initial Cash Payment and Contingent Cash Payments in the Deferred Consideration Alternative or ii) for cash under the All Cash Alternative, the sale of shares in Allenex will be a taxable event that may give rise to a capital gain or a loss. For individuals taxable in Sweden the tax rate for capital income is 30 percent. For limited liability companies capital income is generally taxed as business income at a rate of 22 percent. Allenex shareholders should consult their own tax advisors regarding the Swedish or other tax consequences of electing either alternative, including the consequences of any proposed change in applicable laws.

The Offer is not subject to any financing conditions. CareDx will fund the cash portion of the Offer by utilizing available cash. CareDx has received a binding loan commitment from Oberland Capital SA Davos LLC (“Oberland Capital”) pursuant to which Oberland Capital will lend up to USD 16 million to enable CareDx to repay certain outstanding debt that may be required to be refinanced in connection with the consummation of the Offer.

Drawdowns under the loan commitment with Oberland Capital are subject to the conditions of the Offer being satisfied or waived, which waivers require consent from Oberland Capital, and to certain other customary conditions, such as CareDx not being insolvent. Besides

[8]	Should at some future date a dividend be paid on CareDx’ common stock, the CareDx Shares issued as consideration under the Offer would carry equal rights with respect to such dividend as the CareDx Shares already issued and entitled to dividends, provided that the record date for such dividend occurs after the settlement of the Offer.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

these conditions, the loan commitment is not subject to any conditions that CareDx does not control. These other conditions include, in all material respects, that CareDx utilizes the loan to refinance certain outstanding debt, that CareDx perfects security interests, that CareDx’ and its subsidiaries’ aggregated indebtedness does not exceed a certain agreed amount, that CareDx has not breached or violated certain identified limited undertakings in respect of itself or certain material obligations, and that CareDx has complied with its obligations in the loan commitment (including having paid all applicable fees)

At the time of this announcement CareDx does not hold any Allenex shares or any financial instruments that give financial exposure to Allenex shares, nor has CareDx acquired or agreed to acquire (other than pursuant to the agreements with the Majority Shareholders; please see “Undertaking to accept the Offer” below) any Allenex shares or any financial instruments that give financial exposure to Allenex shares during the six months preceding the announcement of the Offer.

Offer value and premium

The All Cash Alternative values each Allenex share at SEK 2.50 and corresponds to a total offer value of approximately SEK 300.7 million.9

The All Cash Alternative represents a premium of:

•	approximately 24 percent compared to the closing share price of SEK 2.02 for the Allenex share on Nasdaq Stockholm on 15 December 2015, the last trading day prior to announcement of the Offer;

•	approximately 17 percent compared to the one month volume-weighted average share price of SEK 2.14 for the Allenex share on Nasdaq Stockholm, up to and including 15 December 2015, the last trading day prior to announcement of the Offer;

•	approximately 16 percent compared to the three month volume-weighted average share price of SEK 2.16 for the Allenex share on Nasdaq Stockholm, up to and including 15 December 2015, the last trading day prior to announcement of the Offer; and

•	approximately 12 percent compared to the six month volume-weighted average share price of SEK 2.23 for the Allenex share on Nasdaq Stockholm, up to and including 15 December 2015, the last trading day prior to announcement of the Offer.

[9]	120,288,448 outstanding Allenex shares and based on the terms for the All Cash Alternative.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

The Mixed Consideration Alternative values each Allenex share at approximately SEK 2.42 and corresponds to a total offer value of approximately SEK 291.1 million.10

The Mixed Consideration Alternative represents a premium of:

•	approximately 20 percent compared to the closing share price of SEK 2.02 for the Allenex share on Nasdaq Stockholm on 15 December 2015, the last trading day prior to announcement of the Offer;

•	approximately 13 percent compared to the one month volume-weighted average share price of SEK 2.14 for the Allenex share on Nasdaq Stockholm, up to and including 15 December 2015, the last trading day prior to announcement of the Offer;

•	approximately 12 percent compared to the three month volume-weighted average share price of SEK 2.16 for the Allenex share on Nasdaq Stockholm, up to and including 15 December 2015, the last trading day prior to announcement of the Offer;

•	approximately 9 percent compared to the six month volume-weighted average share price of SEK 2.23 for the Allenex share on Nasdaq Stockholm, up to and including 15 December 2015, the last trading day prior to announcement of the Offer.

Recommendation from the Allenex Board of Directors

The Allenex Board of Directors unanimously recommends that Allenex’ shareholders accept the Offer.11

Undertaking to accept the Offer

On 15 December 2015, CareDx signed an agreement with each of the Majority Shareholders Midroc Invest AB, FastPartner AB and Xenella Holding AB, controlling approximately 78 percent of the shares in Allenex, pursuant to which the Majority Shareholders agreed to sell their shares in connection with the Offer for the Deferred Consideration Alternative (and not the All Cash Alternative or the Mixed Consideration Alternative), provided that the Offer is declared unconditional no later than on 8 April 2016.

[10]	See note 2
[11]	Since the Majority Shareholders have agreed to sell their shares in connection with the Offer (please see “Undertaking to accept the Offer” below), Oscar Ahlgren, Director of the Board of Directors of Midroc Invest AB and Xenella Holding AB, and Sven-Olof Johansson, CEO and main shareholder of Fastpartner AB and Director of the Board of Directors of Xenella Holding AB, have, due to conflict of interests, based on the above mentioned commitments, not participated in the preparations and issues related to the Offer in the Allenex Board of Directors. All other members of the Board of Directors of Allenex, all of which are independent of the company, the management and the major shareholders in the company, have participated in the handling of the issue and the Board of Directors has therefore been quorate.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

Conditions to the Offer

In addition to the above, the completion of the Offer would be subject to the following conditions:

(i)	the Offer being accepted to such an extent that CareDx becomes the owner of Allenex shares representing not less than 78% of the shares in Allenex;

(ii)	no circumstance or circumstances, which CareDx did not have knowledge of at the time of the announcement of the Offer, having occurred which, individually or in the aggregate, would have or could reasonably be expected to have a material adverse effect on the sales, results, liquidity, equity ratio, equity or assets of Allenex and its subsidiaries, taken as a whole;

(iii)	neither the Offer, nor the acquisition of Allenex being rendered wholly or partially impossible or significantly impeded as a result of legislation or other regulation, any decision by court or public authority, or any other similar circumstance which is actual or can reasonably be expected, and which CareDx could not reasonably have foreseen at the time of the announcement of the Offer;

(iv)	Allenex not taking any action that is likely to impair the prerequisites for making or completing the Offer; and

(v)	no information made public by Allenex or disclosed by Allenex to CareDx prior to the time of the announcement of the Offer being materially inaccurate, incomplete or misleading, and Allenex having made public all material information which should have been made public by it.

CareDx reserves the right to withdraw the Offer in the event that it becomes clear that one or more of the conditions is or are not or cannot be satisfied, provided that, in respect of conditions (ii)-(v), such withdrawal will only be made if the non-satisfaction, individually or in the aggregate, is of material importance to CareDx’ acquisition of Allenex shares.

CareDx also reserves the right to waive, in whole or part, any conditions to the completion of the Offer.

Brief description of CareDx

CareDx, based in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high value diagnostic surveillance solutions for transplant recipients. The Company has commercialized AlloMap, a gene expression test that aids clinicians in identifying heart transplant recipients with stable graft function who have a low probability of moderate/severe acute cellular rejection. CareDx is also pursuing the development of additional products for post-transplant monitoring.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

AlloMap currently addresses a USD 100 million+ market in the U.S. The company is developing a similar monitoring test for kidney transplant recipients. The U.S. kidney transplant market opportunity represents approximately USD 1 billion or ~10x the U.S. heart transplant market.

As of 30 September 2015, CareDx had a total of 91 employees. Total revenue was USD 27 million in 2014 and USD 21 million for the first 9 months in 2015.

CareDx was listed in July 2014 and the shares are traded on Nasdaq Global Markets. CareDx’ market capitalization as of 15 December 2015 was approximately USD 74 million.

Financial effects for CareDx

The below unaudited financial information relates to information taken from each company’s reported financial results. CareDx reports in accordance with U.S. GAAP while Allenex reports in accordance with IFRS and differences in accounting policies may occur. The financial information is only an aggregation of financial information for the various businesses for the relevant time periods in order to provide an illustration of the combined company’s sales and earnings under the assumption that the activities were conducted within the same group from the beginning of each period presented.

Full year 2014 (SEKm)[12]	CareDx	Allenex	Adjustments	The combined company
Revenue	232.1	135.5	—	367.6
Operating profit	10.6	22.9	—	33.5
Net income	6.6	15.2	—	21.8
Employees (no.)	68	55	—	123

The aggregation should not be viewed as pro forma since adjustments have not been made for the effects of future acquisitions analyses, differences in accounting policies and transaction costs. Pro forma financial information for the combined company under U.S. GAAP will be included in the offer document relating to the Offer, and may vary significantly from the combined financial information contained herein.

[12]	All USD amounts have been converted into SEK based on a USD/SEK exchange rate of 8.1970.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

Due diligence

CareDx has conducted a due diligence review customary and appropriate in connection with the preparation of the Offer. Allenex has advised CareDx that, CareDx has not received any non-public price-sensitive information in connection with the due diligence review. In addition, Allenex has performed a customary and appropriate due diligence review of certain business, financial and legal information relating to CareDx, in accordance with applicable Swedish rules.

Statement from the Swedish Securities Council in relation to the Offer

The Swedish Securities Council (Sw. Aktiemarknadsnämnden) has approved an extension of the period for preparing and filing the offer document with the Swedish Financial Supervisory Authority (the “SFSA”) (Sw. Finansinspektionen) from four weeks after the announcement of the Offer, to six weeks after such date. The reasons for the extension are the time-consuming process of preparing pro forma financial statements, including converting Allenex’ financial statements from IFRS to U.S. GAAP (see ruling AMN 2015:42). CareDx may request an additional extension if necessary. In addition, the Swedish Securities Council has, inter alia, granted CareDx an exemption from the rule set out in provision II.10 of the Takeover Rules according to which the same compensation per share shall be offered to all shareholders of the same kind with regards to Majority Shareholders only being offered the Deferred Consideration Alternative. The Swedish Securities Council also stated that it is not contrary to good stock exchange practice to exclude information in the offer documentation regarding the specific content of the Milestones and the size of individual Contingent Cash Payments (see ruling AMN 2105:42).

Indicative timetable

•	9 February 2016: Estimated date for publication of the Offer document

•	10 February – 2 March 2016: Estimated acceptance period

•	9 March 2016: Estimated date of settlement

CareDx reserves the right to extend the acceptance period as well as to postpone the date of settlement. CareDx will announce any extension of the acceptance period and/or postponement of the date of settlement by a press release in accordance with applicable laws and regulations.

The Offer does not require pre-clearance filing with competition authorities.

Compulsory acquisition and delisting

If CareDx becomes the owner of more than 90 percent of the shares of Allenex, CareDx intends to initiate a compulsory acquisition procedure with respect to the remaining shares in Allenex under the Swedish Companies Act (Sw. aktiebolagslagen (2005:551)). Furthermore, CareDx intends to promote a delisting of the Allenex shares from Nasdaq Stockholm following closing of the transaction.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

Applicable law and disputes

The Offer, as well as the agreements entered into between CareDx and the Allenex shareholders as a result of the Offer, shall be governed and construed in accordance with substantive Swedish law. Any dispute regarding the Offer, or which arises in connection therewith, shall be exclusively settled by Swedish courts, and the City Court of Stockholm (Sw. Stockholms tingsrätt) shall be the court of first instance.

The Takeover Rules and the Swedish Securities Council’s (Sw. Aktiemarknadsnämnden) rulings and statements on the interpretation and application of the Takeover Rules, including, where applicable, the Swedish Securities Council’s rulings and statements on the interpretation and application of the formerly applicable Rules on Public Offers for the Acquisition of Shares issued by the Swedish Industry and Commerce Stock Exchange Committee (Sw. Näringslivets Börskommitté), are applicable to the Offer. Furthermore, CareDx has, in accordance with the Swedish Takeover Act (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden), on 15 December 2015 contractually undertaken towards Nasdaq Stockholm to comply with said rules, rulings and statements and to submit to any sanctions that can be imposed on CareDx by Nasdaq Stockholm in the event of a breach of the Takeover Rules. On 16 December 2015, CareDx informed the SFSA of the Offer and the abovementioned undertakings towards Nasdaq Stockholm.

Advisers

CareDx has retained ABG Sundal Collier AB as financial adviser; Baumgarten Byström Rooth & Tallavaara Advokater AB as Swedish legal adviser; and Wilson Sonsini Goodrich & Rosati as U.S. legal adviser in connection with the Offer.

Brisbane, California, USA 16 December 2015 (CET)

CareDx, Inc.

The Board of Directors

CareDx discloses the information provided herein pursuant to the Takeover Rules. The information was submitted for publication on 16 December 2015, 07:30 a.m. CET.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

Information about the Offer

Information about the Offer is made available at: www.caredx.com.

CareDx will host a conference call to discuss the Offer on 16 December 2015 at 08:00 a.m. Eastern Standard Time (2:00 p.m. Central European Time). Interested parties may join the conference call by dialing 855-420-0616 (within the U.S.) or +1 678-304-6848 (outside of the U.S.). The participant passcode is 6934784. The Audio Webcast will also be available at www.caredx.com.

For further information, please contact:

Media (Europe): Publik – Catarina Wigén +46 706 775 937 catarina.wigen@publik.se Media (US): CareDx – Molly Martell +1 415 287 2397 mmartell@caredx.com	Investors (Europe): ABG Sundal Collier – Sebastian Alexanderson +46 856 628 679 sebastian.alexanderson@abgsc.se Investors (US): Westwicke – Leigh Salvo +1 415 513 1281 leigh.salvo@westwicke.com

Important information

This is a translation of the original Swedish language press release. In the event of discrepancies, the original Swedish wording shall prevail.

The Offer, pursuant to the terms and conditions presented in this press release, is not being made to persons whose participation in the Offer requires that an additional offer document be prepared or registration effected or that any other measures be taken in addition to those required under Swedish and regulations.

This press release and any related Offer documentation are not being distributed and must not be mailed or otherwise distributed or sent in or into any country in which the distribution or offering would require any such additional measures to be taken or would be in conflict with any law or regulation in such country, any such action will not be permitted or sanctioned by CareDx. Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions may be disregarded.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the U.S. Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

The Offer is not being and will not be made, directly or indirectly, in or into, or by use of mail or any other means or instrumentality of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. This includes, but is not limited to facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic transmission. The Offer cannot be accepted and shares may not be tendered in the Offer by any such use, means, instrumentality or facility of, or from within Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or by persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. Accordingly, this press release and any related Offer documentation are not being and should not be mailed or otherwise transmitted, distributed, forwarded or sent in or into Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or to any Australian, Hong Kong, Japanese, Canadian, New Zealand or South African persons or any persons located or resident in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa.

Any purported tender of shares in an Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of shares made by a person located in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or any agent fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within Australia, Hong Kong, Japan, Canada, New Zealand or South Africa will be invalid and will not be accepted. Each holder of shares participating in the Offer will represent that it is not an Australian, Hong Kong, Japanese, Canadian, New Zealand or South African person, is not located in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa and is not participating in such Offer from Australia, Hong Kong, Japan, Canada, New Zealand or South Africa or that it is acting on a non-discretionary basis for a principal that is not an Australian, Hong Kong, Japanese, Canadian, New Zealand or South African person, that is located outside Australia, Hong Kong, Japan, Canada, New Zealand or South Africa and that is not giving an order to participate in such offer from Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. CareDx will not deliver any consideration from the Offer into Australia, Hong Kong, Japan, Canada, New Zealand or South Africa.

This press release is not being, and must not be, sent to shareholders with registered addresses in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa. Banks, brokers, dealers and other nominees holding shares for persons in Australia, Hong Kong, Japan, Canada, New Zealand or South Africa must not forward this press release or any other document received in connection with the Offer to such persons.

The Offer is not being made, and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, Australia, Hong Kong, Japan, Canada, New Zealand or South Africa, or any other jurisdiction in which the making of the Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other measures in addition to those required under Swedish law.

The issuance of shares in connection with the Offer have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state of the United States, and will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, provided by Rule 802 thereunder. The Company will furnish to the Securities and Exchange Commission a Form CB in respect of the offer and sale of such shares. The Offer will otherwise be made in accordance with the applicable regulatory requirements in Sweden.

The acceptance period for the Offer for shares of Allenex described in this communication has not commenced.

In connection with the proposed combination of CareDx and Allenex, an offer document related to the Offer will be filed with and published by the SFSA. Shareholders of Allenex should read the above referenced documents and materials carefully when such documents and materials become available, as well as other documents filed with the SFSA, because they will contain important information about the transaction.

Forward-looking information

Statements in this press release relating to future events, status and circumstances, including statements regarding future financial or operating performance, development, commercial activities, growth and other projections as well as benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as “anticipates,” “expects,” “believes,” continue,” “intends,” “target,” “projects,” “contemplates,” “plans,” “seeks,” “estimates,” “could,” “should,” “feels,” “will,” “would,” “may,” “can,” “potential” or similar expressions or variations, or the negative of these terms. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to a variety of factors, many of which are outside the control of CareDx. These risks and uncertainties include the risk that the closing conditions are not satisfied, and that the transaction may not close; that Allenex’ and CareDx’ businesses will not be integrated successfully; that synergies will not be realized or realized to the extent anticipated; that the combined company will not realize its financing or operating strategies; that products launched by the combined company are not successfully commercialized or commercialization efforts are slower than anticipated; that the benefits of complementary product portfolios are not be realized; that litigation in respect of either company or the transaction could arise; that disruption caused by the combined company make it difficult to maintain certain strategic relationships; and that interest in current product offerings is not sustained and the combined company is unable to maintain current revenue levels. These risks and uncertainties also include those risks and uncertainties stated in CareDx’ filings with the U.S. Securities and Exchange Commission located at www.sec.gov and that will be discussed in the offer document to be filed with the SFSA at a future date by CareDx. CareDx cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. Any forward-looking statements contained in this press release speak only as of the date on which they were made and CareDx has no obligation (and undertakes no such obligation) to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations.